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Exhibit 10.59

                           SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release ("Agreement") is entered into on this 23rd day of March, 1998. The parties to this Agreement are CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation (the "Company") and JAMES F. PURSER ("Purser").

                                       RECITALS

     A. Purser has been employed by the Company as the Chief Financial Officer of the Company under that certain Employment Contract (the "Contract") dated February 21, 1997, by and between the Company and Purser.

     B. As part of the restructuring of the Company, Purser's employment with the Company has been terminated.

     C. The Company and Purser do not anticipate that there will be any dispute between them or legal claims arising out of Purser's termination from the Company, but nevertheless desire to (1) set forth the terms upon which Purser's employment with the Company has been terminated, and (2) settle fully and finally any and all differences, causes of action, claims, or disputes that might otherwise arise out of Purser's employment with the Company.

                                      AGREEMENT

     IN CONSIDERATION OF THE MUTUAL AGREEMENTS CONTAINED HEREIN, THE COMPANY AND PURSER AGREE AS FOLLOWS:

     1. TERMINATION OF EMPLOYMENT. The Contract and Purser's employment with the Company shall be terminated effective as of March 31, 1998.

     2.   SETTLEMENT PAYMENT.   If Purser does not revoke this Agreement in
accordance with the provisions of paragraph thirteen (13) hereof, the Company shall pay Purser a cash settlement in the amount of $606,550 on March 31, 1998.

     3. CANCELLATION OF PAR VALUE STOCK OPTION. If Purser does not revoke this Agreement in accordance with the provisions of paragraph thirteen (13) hereof, the Par Value Stock Option (as defined in the Contract) shall be cancelled effective March 31, 1998.

     4. VESTING OF FAIR MARKET VALUE STOCK OPTION AND AUGUST 1, 1997 OPTION. If Purser does not revoke this Agreement in accordance with the provisions of paragraph thirteen (13) hereof, the Fair Market Value Stock Option (as defined in the Contract) and the option to acquire 21,860 shares of common stock of the Company that was granted to Purser on August 1, 1997, shall each continue in accordance with the terms and provisions of the respective stock option agreements, as amended, except that the options shall be 100% vested effective as of March 31, 1998.

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     5.   CONFIDENTIALITY.   Each party to this Agreement agrees to keep the
facts and terms of this Agreement in strict confidence, unless disclosure is required by law or court order.

     6. RELEASES. (a) In consideration of the promises contained herein, and as a material inducement to the Company to enter into this Agreement, Purser hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and its agents, assigns, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them (hereinafter "the releasees"), from any and all claims, causes of action, demands or liabilities whatsoever, whether known or unknown or suspected to exist by Purser which he ever had or may now have against the releasees, or any of them, including, without limitation, any claims, causes of action, demands, or liabilities in connection with the termination of Purser's employment with the Company. This Agreement expressly covers, but is not limited to, any claims that Purser may have raised under any state or federal law prohibiting discrimination in employment on the basis of age, gender, disability, race, national origin or on any other basis prohibited by law, including claims arising under Title VII of the Civil Rights Act of 1964, Section 21.051 of the Texas Labor Code and the Americans With Disabilities Act.

     In addition and in consideration of the agreements contained in this Agreement, Purser hereby waives, releases and forever discharges, and agrees that he will not in any manner institute, prosecute or pursue, any complaint, claim, charge, demand, suit, whether in law or in equity, which asserts or could assert under common law or any statute, rule or otherwise any claim or claims under the Federal Age Discrimination in Employment Act against any one or all of the releasees with respect to any event, matter, claim, damage, or injury, whether known or unknown, arising out of his employment and termination of employment with the Company or the execution of this Agreement.

     (b) In consideration of the promises contained herein, and as a material inducement to Purser to enter into this Agreement, the Company hereby irrevocably and unconditionally releases, acquits, and forever discharges Purser and his heirs, executors, and administrators (hereinafter the "released parties") from any and all claims, causes of action, demands, or liabilities whatsoever, whether known or unknown, or suspected to exist by the Company, which it ever had or may have against the released parties, or any of them.

     7.  COBRA NOTICE.   Purser hereby acknowledges that the Company has advised
him that pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) he and/or his qualified beneficiaries have the right to elect continued coverage under the Company's group health plan at their own expense. Such election must be made no later than sixty (60) days after the effective date of his termination, which is the "qualifying event" for purposes of the COBRA coverage, or the date they received notice of their COBRA rights whichever is later.

     8. MEDICAL INSURANCE. If Purser does not revoke this Agreement in accordance with the provisions of paragraph thirteen (13) hereof, the Company shall continue to cover those members of his immediate family (other than Purser) who are his qualified beneficiaries for purposes of COBRA continuation coverage under the Company's group health plan through April, 1998. Purser shall reimburse the Company for the premiums for such coverage. No coverage shall be provided by the Company thereafter unless they elect and are qualified to purchase the COBRA continuation

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coverage referenced in paragraph seven (7) above.  For purposes of this paragraph, "qualified beneficiary" means Purser's spouse and his dependent children, as defined by the Company's group health plan, on the date of his termination.

     Further, if Purser has not revoked this Agreement in accordance with the provisions of paragraph thirteen (13) hereof and does not elect COBRA coverage for himself, the Company shall continue to cover Purser under the Company's group health plan from April 1, 1998 until the earlier of (a) the date Purser is employed by another employer and covered by its group health plan or medical insurance or (b) March 31, 2000. The Company shall pay the premiums for such coverage.

     9.  NO ADMISSION OF FAULT ON BEHALF OF THE COMPANY.   This Agreement shall
not in any way be construed as an admission by the Company, its subsidiaries, agents, employees, directors, officers, representatives, or assigns of any act of wrong doing whatsoever against Purser or any other person.

     10.  COMPLETE AGREEMENT.   This Agreement sets forth the entire agreement
between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

     11.  ACKNOWLEDGMENT OF RIGHT TO SEEK COUNSEL.   Purser acknowledges that he
has a complete and unequivocal right to seek legal advice and/or representation from an attorney of his choice regarding the matter set forth in this Agreement. Purser acknowledges that he has either consulted with counsel and is satisfied with the representation he received with respect to this Agreement, or he acknowledges that he has knowingly and voluntarily waived his right to seek legal representation. The Company agrees to pay the reasonable legal fees (not to exceed $300.00) incurred by Purser to have this Agreement reviewed by an attorney.

     12.  CHOICE OF FORUM AND VENUE.   The terms of this Agreement shall be
construed in accordance with the laws of the State of Texas. Any proceeding brought to enforce or interpret this Agreement shall be brought in a court of competent jurisdiction for Potter County, Texas.

     13. TIME TO SIGN AND REVOKE AGREEMENT. In accordance with the Older Workers Benefit Protection Act (29 U.S.C. Section 626(f)(1)), Purser acknowledges and agrees that he has had twenty-one (21) calendar days from the date he first received this Agreement to obtain the counsel and advice from his legal representative with respect to this Agreement.

     Purser understands that for a period of seven (7) calendar days after he executes this Agreement he has the right to revoke it and this Agreement shall not become effective and enforceable until after the passage of this seven day period without Purser having revoked it. This Agreement may not be revoked after the seven day period. PURSER UNDERSTANDS AND AGREES THAT HE WILL BE ENTITLED TO THE CONSIDERATION PROVIDED IN THIS AGREEMENT ONLY IF HE SIGNS AND RETURNS AN EXECUTED ORIGINAL COPY OF THE STATEMENT OF NON-REVOCATION ATTACHED HERETO CONFIRMING IN WRITING THAT HE DID NOT REVOKE THIS AGREEMENT.

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     14.  CONSULTING AGREEMENT.  Purser agrees to provide such consulting services as the Company may reasonably request after receipt of reasonable notice from the Company, provided that Purser shall not be obligated to provide more than 400 hours during the period from April 1, 1998, to March 31, 1999, or more than 400 hours during the period from April 1, 1999, to March 31, 2000. If Purser fails or refuses to provide any consulting services reasonably requested by the Company within a reasonable time period after such consulting services are requested for any reason other than death, disability or mental incompetence, Purser shall pay the Company $540 for each consulting hour Purser fails or refuses to provide. If the Company does not request more than 400 hours of consulting services during either of the above described twelve month periods, Purser shall not be obligated to pay the Company for the hours not requested. The Company shall reimburse Purser for all reasonable expenses incurred by Purser in providing the consulting services that are reasonably requested.

     15. ACKNOWLEDGMENT BY PURSER. BY SIGNING BELOW, PURSER ACKNOWLEDGES THAT HE HAS READ AND CAREFULLY CONSIDERED THIS AGREEMENT AND UNDERSTANDS THAT IT IS A FULL RELEASE OF ALL CLAIMS KNOWN OR UNKNOWN. PURSER ACKNOWLEDGES AND AFFIRMS THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS CONCERNING THIS AGREEMENT AND HE HAS HAD HIS QUESTIONS ANSWERED TO HIS COMPLETE SATISFACTION. PURSER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.


THE COMPANY:        CROSS-CONTINENT AUTO RETAILERS, INC.


                         By:_________________________________________
               BILL GILLILAND, Chairman and Chief Executive Officer


          PURSER:        ________________________________________________
                              JAMES F. PURSER


THE STATE OF TEXAS       Section
                         Section
COUNTY OF POTTER         Section

     This instrument was acknowledged before me on this ______ day of March, 1998, by JAMES F. PURSER.


                         ________________________________________________
                              Notary Public, State of Texas

THE STATE OF TEXAS  Section
                    Section


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COUNTY  OF  POTTER  Section

     This instrument was acknowledged before me on this ______ day of March, 1998, by BILL GILLILAND, Chairman and Chief Executive Officer of CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation, on behalf of said corporation.



                         ________________________________________________
                              Notary Public, State of Texas


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                             STATEMENT OF NON-REVOCATION

     By signing below, I hereby verify that I have chosen not to revoke my agreement to or execution of the "Settlement Agreement and Release" dated the 23rd day of March, 1998, between myself and Cross-Continent Auto Retailers, Inc. My signature below confirms my continued agreement to the terms of that Agreement in all its particulars including my release and waiver of any and all claims relating to my employment and termination of employment with Cross-Continent Auto Retailers, Inc.


______________________________________                 ____________________
James F. Purser                                        Date

ACCEPTED BY:_____________________________              ____________________
                                                       Date
Print Name & Title:______________________


NOTICE: DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL EIGHT (8) DAYS AFTER YOU SIGN THE "SETTLEMENT AGREEMENT AND RELEASE".